UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §.240.14a-12

CHEVRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on Wednesday, May 30, 2018.

CHEVRON CORPORATION

CHEVRON CORPORATION

6001 BOLLINGER CANYON ROAD

SAN RAMON, CA 94583-2324

Meeting Information
Meeting Type: Annual
For holders as of: April 2, 2018
Date: May 30, 2018 Time: 8:00 a.m., PDT
Location: Chevron Park Auditorium
6001 Bollinger Canyon Road San Ramon, CA 94583

You are receiving this communication because you hold shares in Chevron Corporation.

THIS IS NOT A BALLOT. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

       How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
Notice of the 2018 Annual Meeting, the 2018 Proxy Statement, and the 2017 Annual Report
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com, or from a smartphone, scan the QR Barcode below.
How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these materials for this meeting or for future meetings, you must request one. There is NO charge for requesting a copy.

Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 16, 2018 to facilitate timely delivery.

How To Vote Please Choose One of the Following Voting Methods

Vote In Person: Please review the proxy materials for instructions on how to pre-register for and obtain an admission letter to the Annual Meeting. To be admitted to the Annual Meeting, you must have a government-issued photo identification and an admission letter. THIS NOTICE DOES NOT SERVE AS AN ADMISSION LETTER. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: Go to www.proxyvote.com or, from a smartphone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Important Notice Regarding Admission to the 2018 Annual Meeting

Stockholders or their legal proxy holders who wish to attend the Annual Meeting must pre-register with and obtain an admission letter from Chevron’s Corporate Governance Department. Letters will be distributed on a first-come, first-served basis. Requests for admission letters must be received by Chevron no later than 5:00 p.m. PDT on Thursday, May 24, 2018. For complete instructions for pre-registering and obtaining an admission letter, see page 84 of the Proxy Statement.

Voting Items

Your Board recommends you vote FOR the election of

the following Board Nominees for Director 1a through 1j:

1a.	W. M. Austin

1b.	J. B. Frank

1c.	A. P. Gast

1d.	E. Hernandez, Jr.

1e.	C. W. Moorman IV

1f.	D. F. Moyo

1g.	R. D. Sugar

1h.	I. G. Thulin

1i.	D. J. Umpleby III

1j.	M. K. Wirth

Your Board recommends you vote FOR Board proposals 2 and 3:

2.	Ratification of Appointment of PWC as Independent Registered Public Accounting Firm

3.	Advisory Vote to Approve Named Executive Officer Compensation

Your Board recommends you vote AGAINST stockholder proposals 4 through 10:

4.	Report on Lobbying

5.	Report on Feasibility of Policy on Not Doing Business With Conflict Complicit Governments

6.	Report on Transition to a Low Carbon Business Model

7.	Report on Methane Emissions

8.	Adopt Policy on Independent Chairman

9.	Recommend Independent Director with Environmental Expertise

10.	Set Special Meetings Threshold at 10%